UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2015 (June 1, 2015)

Avago Technologies Limited

(Exact name of registrant as specified in its charter)

Singapore	001-34428	98-0682363
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Yishun Avenue 7
Singapore 768923	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (65) 6755-7888

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

To the extent the events described under Item 8.01 may require disclosure under Item 3.02, the information provided under Item 8.01 is hereby incorporated herein by this reference.

Item 8.01	Other Events.

Avago Technologies Limited (the “Company”) previously issued $1,000,000,000 principal amount of its 2.0% Convertible Senior Notes due 2021 (the “Convertible Notes”), all of which are held by investment funds affiliated with Silver Lake Partners (the “Holders”). The Holders of all of the outstanding Convertible Notes have submitted to the Company conversion notices exercising their right to convert all of the Convertible Notes that they hold (the “Conversion”), and the Company has informed the holders that it intends to satisfy its conversion obligation by paying cash equal to the $1,000,000,000 principal amount of the Convertible Notes and delivering Ordinary Shares of the Company with respect to the conversion value in excess of that amount (the “Conversion Obligation”), in each case pursuant to the terms of the Indenture between the Company and U.S. Bank National Association as Trustee, dated May 6, 2014 (the “Indenture”). The number of Ordinary Shares which the Company is obligated to issue to the Holders pursuant to the Conversion Obligation will be based on (a) the per share volume-weighted average market prices of the Ordinary Shares during each of the 20 consecutive trading day period beginning on, and including, the second trading day immediately succeeding the conversion date (June 1, 2015), and (b) the applicable conversion ratio (presently 20.8685 Ordinary Shares per $1,000 principal amount of Convertible Notes) on each trading day. The conversion mechanics are described in additional detail in the related Indenture, which was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on May 6, 2014.

The proposed settlement method elected by the Company described above is consistent with its financial accounting for the Convertible Notes.

The Company has also been advised that the Holders have filed a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), with respect to the Holders’ receipt of Ordinary Shares of the Company in the Conversion. In the event that the waiting period under the HSR Act has not expired or otherwise terminated prior to the date settlement would occur pursuant to the terms of the Indenture, the Holders and the Issuer intend to enter into an agreement delaying delivery of the cash and Ordinary Shares issuable to the Holders in respect of the Conversion until such time as the waiting period under the HSR Act has expired or otherwise terminated.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: June 1, 2015

Avago Technologies Limited

By:	/s/ Anthony E. Maslowski
Name:	Anthony E. Maslowski
Title:	Chief Financial Officer